EXHIBIT 99.1

SMTC Reports Second Quarter Results

  Reports revenue of $57.7 million, compared to $58.0 million in the prior year and an increase of 19% vs. the first quarter of 2015.
  Reports gross profit of 9.4% compared to 10.1% in the prior year. When excluding the effects of the unrealized portion of foreign exchange on derivative financial instruments, adjusted gross profit was 8.0% compared to 8.6% in the prior year.  Also included in gross profit was a realized foreign exchange loss on derivative instruments of $1.0 million compared to a loss of $0.3 million in the prior year
  Reports net earnings of $1.0 million compared to net earnings of $0.1 million in the prior year, reflecting continued operating improvement.
  Reports $1.8 million or 3.1% in adjusted EBITDA, a 16.9% increase compared to prior year of $1.5 million or 2.6%.
  EPS of $0.06 compared to $0.01 in the prior year.
  Positive cash flow from operations of $0.2 million compared to negative cash flow of $1.2 million in the prior year.
  Debt, net of cash of $17.2 million, compared to $21.2 million in the second quarter of 2014; a reduction of $4 million.

TORONTO, July 28, 2015 (GLOBE NEWSWIRE) -- SMTC Corporation (Nasdaq:SMTX) ("SMTC"), a global electronics manufacturing services provider, today announced second quarter 2015 unaudited results.

Chief Executive Officer Sushil Dhiman stated, "As mentioned in previous earnings calls, the business has experienced a transition in volume away from two previously large customers.  I am pleased with our second quarter revenues, which reflect continued growth from current customers and the addition of significant new customers. Our sales funnel is strong and we are continuing to attract new customers, which are expected to position us for growth in 2016."

Net earnings during the quarter increased to $1.0 million compared to $0.1 million in the prior year. Earnings per share for the quarter were $0.06, compared to $0.01 in the prior year.

Chief Financial Officer Jim Currie stated, "Continued focus on our working capital and cost structure has allowed us to produce improved bottom line results, at comparable revenues to the prior year. The business is now positioned for operating leverage with the achievement of revenue growth."

Non-GAAP information

Adjusted EBITDA and Adjusted Gross Profit are non-GAAP measures. Adjusted EBITDA is computed as net income from continuing operations excluding depreciation, restructuring charges, unrealized foreign exchange gains/losses on derivative financial instruments, stock based compensation, interest and income tax expense. SMTC Corporation has provided in this release a non-GAAP calculation of adjusted EBITDA as supplemental information regarding the operational performance of SMTC's core business. A reconciliation of adjusted EBITDA to net earnings (loss) is included in the attachment. Adjusted Gross Profit is computed as gross profit excluding unrealized gains or losses on derivative financial instruments. A reconciliation of adjusted gross profit to gross profit is included in the attachment. Management uses these non-GAAP financial measures internally in analyzing SMTC's financial results to assess operational performance and liquidity as well as to provide a consistent method of comparison to historical periods and to the performance of competitors and peer group companies. SMTC believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing SMTC's performance and when planning, forecasting and analyzing future periods. SMTC believes these non-GAAP financial measures are useful to investors because it allows for greater transparency with respect to key financial metrics we use in making operating decisions and because investors and analysts use it to help assess the health of our business. Non-GAAP measures are subject to limitations as these measures are not in accordance with, or an alternative for, Generally Accepted Accounting Principles and may be different from non-GAAP measures used by other companies. Because of these limitations, investors should consider adjusted EBITDA and adjusted gross profit along with other financial performance measures, including revenue, gross profit and net income, as reflected in SMTC's consolidated financial statements prepared in accordance with US GAAP.

Note for Investors: The statements contained in this release that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as "believes," "expect," "may," "should," "would," "will," "intends," "plans," "estimates," "anticipates" and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of SMTC. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward looking statements include the challenges of managing quickly expanding operations and integrating acquired companies, fluctuations in demand for customers' products and changes in customers' product sources, competition in the EMS industry, component shortages, and others risks and uncertainties discussed in SMTC's most recent filings with the SEC. The forward-looking statements contained in this release are made as of the date hereof and SMTC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

About SMTC Corporation: SMTC Corporation, founded in 1985, is a mid-size provider of end-to-end electronics manufacturing services (EMS) including PCBA production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, sustaining engineering and supply chain management services. SMTC facilities span a broad footprint in the United States, Mexico, and China, with approximately 1,285 employees. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. SMTC offers fully integrated contract manufacturing services with a distinctive approach to global original equipment manufacturers (OEMs) and emerging technology companies primarily within industrial, computing and communication market segments. SMTC is a public company incorporated in Delaware with its shares traded on the Nasdaq National Market System under the symbol SMTX. For further information on SMTC Corporation, please visit our website at www.smtc.com (http://www.smtc.com/).

The SMTC Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=9800

Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
	Three months ended		Six months ended

(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	June 28, 2015	June 29, 2014 (1)	June 29, 2014	June 29, 2014 (1)

Revenue	$ 57,741	$ 57,984	$ 106,455	$ 116,007
Cost of sales	52,311	52,151	97,397	105,463
Gross profit	5,430	5,833	9,058	10,544
Selling, general and administrative expenses	3,961	4,504	7,626	8,747
Gain on sale of property,plant and equipment	3	--	3	--
Restructuring charges	--	509	--	1,179
Operating earnings	1,466	820	1,429	618
Interest expense	304	473	614	867
Earnings (loss) before income taxes	1,162	347	815	(249)
Income tax expense (recovery)
Current	157	265	329	445
Deferred	36	(5)	(59)	(2)
	193	260	270	443
Net earnings (loss), also being comprehensive income (loss)	$ 969	$ 87	$ 545	$ (692)

Basic earnings(loss) per share	$ 0.06	$ 0.01	$ 0.03	$ (0.04)
Diluted earnings (loss) per share	$ 0.06	$ 0.01	$ 0.03	$ (0.04)

Weighted average number of shares outstanding
Basic	16,417,276	16,417,276	16,417,276	16,417,273
Diluted	16,417,276	16,417,276	16,417,276	16,417,273

(1) As revised, see Note 2 in the financial statements included in Form 10-Q

Consolidated Balance Sheets
(Unaudited)

(Expressed in thousands of U.S. dollars)	June 28, 2015	December 28, 2014
Assets

Current assets:
Cash	$ 6,102	$ 5,447
Accounts receivable - net	31,351	31,024
Inventories	34,116	31,590
Prepaid expenses and other assets	2,142	2,135
Income taxes receivable	311	359
Deferred income taxes - net	487	428
	74,509	70,983
Property, plant and equipment - net	17,035	17,590
Deferred financing costs - net	85	90
	$ 91,629	$ 88,663
Liabilities and Shareholders' Equity

Current liabilities:
Accounts payable	$ 31,716	$ 29,425
Accrued liabilities	7,463	7,080
Derivative liabilities	2,232	2,703
Income taxes payable	374	449
Revolving credit facility	22,080	21,370
Current portion of capital lease obligations	716	980
	64,581	62,007
Capital lease obligations	495	866

Shareholders' equity:
Capital stock	390	390
Additional paid-in capital	264,214	263,996
Deficit	(238,051)	(238,596)
	26,553	25,790
	$ 91,629	$ 88,663

Consolidated Statements of Cash Flows
(Unaudited)
	Three months ended		Six months ended
(Expressed in thousands of U.S. dollars)

Cash provided by (used in):	June 28, 2015	June 29, 2014 (1)	June 28, 2015	June 29, 2014 (1)
Operations:
Net earnings (loss)	$ 969	$ 87	$ 545	$ (692)
Items not involving cash:
Depreciation	969	979	1,995	1,932
Unrealized gain on derivative financial instruments	(789)	(851)	(471)	(1,094)
Gain on sale of property, plant and equipment	3	--	3	--
Deferred income taxes	36	(5)	(59)	(2)
Amortization of deferred financing fees	7	136	15	240
Stock-based compensation	128	60	218	105
Change in non-cash operating working capital:
Accounts receivable	(5,291)	(1,877)	(327)	313
Inventories	690	(2,328)	(2,526)	(2,420)
Prepaid expenses and other assets	(55)	(46)	(7)	220
Income taxes payable	(11)	(178)	(27)	(351)
Accounts payable	3,458	1,812	2,222	2,291
Accrued liabilities	40	1,043	384	(285)
	154	(1,168)	1,965	257
Financing:
Net advances on revolving credit facility	1,949	1,897	710	1,528
Principal payment of capital lease obligations	(278)	(647)	(635)	(1,014)
Deferred financing costs	(10)	(100)	(10)	(100)
	1,661	1,150	65	414
Investing:
Purchase of property, plant and equipment	(888)	(495)	(1,378)	(747)
Proceeds from sale of property, plant and equipment	3	10	3	10
	(885)	(485)	(1,375)	(737)
Increase (decrease) in cash	930	(503)	655	(66)
Cash, beginning of period	5,172	3,732	5,447	3,295
Cash, end of the period	$ 6,102	$ 3,229	$ 6,102	$ 3,229

(1) As revised, see Note 2 in the financial statements included in Form 10-Q

Supplementary Information:

Reconciliation of Adjusted EBITDA

	Three months ended		Six months ended
	June 28, 2015	June 29, 2014 (1)	June 28, 2015	June 29, 2014 (1)
Net earnings (loss)	$ 969	$ 87	$ 545	$ (692)
Add (deduct):
Stock compensation expense	128	60	218	105
Interest	304	473	614	867
Unrealized gain on derivative instruments	(789)	(851)	(471)	(1,094)
Income tax expense	193	260	270	443
Depreciation	969	979	1,995	1,932
Restructuring charges	--	509	--	1,179
Adjusted EBITDA	1,774	1,517	3,171	2,740

(1) As revised, see Note 2 in the financial statements included in Form 10-Q

Supplementary Information:

Reconciliation of Adjusted Gross Profit

	Three months ended		Six months ended
	June 28, 2015	June 29, 2014 (1)	June 28, 2015	June 29, 2014 (1)
Gross Profit	$ 5,430	$ 5,833	$ 9,058	$ 10,544
Deduct:
Unrealized foreign exchange gain on forward contracts	(789)	(851)	(471)	(1,094)
Adjusted Gross Profit	4,641	4,982	8,587	9,450

(1) As revised, see Note 2 in the financial statements included in Form 10-Q
CONTACT: Investor Relations Information:
         Blair McInnis
         Corporate Controller
         Telephone: (905) 413.1222
         Email: blair.mcinnis@smtc.com

         Public Relations Information:
         Tom Reilly
         Director of Marketing
         Telephone: (905) 413.1188
         Email: publicrelations@smtc.com